Exhibit 99.1

Collegium Completes the Acquisition of BDSI

STOUGHTON, Mass., March 22, 2022 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL) (“Collegium”) today announced that it has completed the acquisition of BioDelivery Sciences International Inc. (Nasdaq: BDSI) (“BDSI”).

“This acquisition is a major step forward in our mission to build a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “We have significantly diversified the business and expanded our overall revenue scale. This transaction is immediately and highly accretive, and we are now focused on seamless integration and delivering identified synergies of at least $75 million within twelve months.”

Strategic Rationale

•	Strategically aligned with Collegium’s mission to build a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions

•	Diversifies and expands Collegium’s revenues by adding BELBUCA® as a second and highly complementary growth driver to Collegium’s highly differentiated pain portfolio, in addition to a contributor with SYMPROIC®, and a new product launch opportunity with ELYXYB™

•	Further strengthens Collegium’s financial position through increased revenue scale, immediate and significant earnings accretion, and accelerated cash flow generation, driven by identified annual run rate synergies of at least $75 million expected to be achieved within twelve months post-closing

•	ELYXYB™ provides entry into the neurology market, a strategic market adjacency previously identified by Collegium

Additional Transaction Details

The acquisition was structured as a cash tender offer to acquire all the outstanding shares of BDSI at the price of $5.60 per share. As of the expiration of the tender offer at one minute following 11:59 p.m., New York time, on March 18, 2022, the depositary for the tender offer advised Collegium and BDSI that stockholders holding approximately 72.44% of the outstanding shares of common stock of BDSI had tendered their shares, satisfying the minimum condition to consummate the tender offer. All of the conditions to the offer have been satisfied and on March 21, 2022, Collegium and its wholly-owned subsidiary, Bristol Acquisition Company, Inc. (“Purchaser”), accepted for payment and will promptly pay for all shares validly tendered and not validly withdrawn prior to the expiration of the tender offer. On March 22, 2022, Collegium completed its acquisition of BDSI through the merger of Purchaser with and into BDSI without a vote of BDSI’s stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (“DGCL”). As a result of the merger, BDSI is now wholly owned by Collegium. In connection with the merger, all BDSI shares not validly tendered into the tender offer (other than shares owned by BDSI, Collegium or Purchaser or any direct or indirect wholly owned subsidiary of BDSI, Collegium or Purchaser, which were cancelled and retired and ceased to exist, and no consideration delivered in exchange therefor) have been cancelled and (other than any shares held by holders who are entitled to appraisal rights under Section 262 of the DGCL and who had properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the effective time of the merger, had neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) converted into the right to receive the same $5.60 per share, net to the holder thereof, in cash, without interest, subject to any applicable withholding taxes, as will be paid for all shares that were validly tendered (and not validly withdrawn) in the tender offer.

BDSI common stock will cease to be traded on the Nasdaq Global Select Market.

About Collegium Pharmaceutical, Inc.

Collegium is a diversified, specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to the acquisition of BioDelivery Sciences International, Inc. (“BDSI”) and the anticipated benefits thereof, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, potential synergies, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations. Actual results may differ materially from management’s expectations and such forward-looking statements in this press release could be affected as a result of various important factors, including risks relating to, among others: risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the consummation of the acquisition on the market price of our common stock and/or operating results; significant transaction costs; unknown liabilities; risks related to future opportunities and plans for BDSI and its products, including uncertainty of the expected financial performance of BDSI and its products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P.; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our and BDSI’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Alex Dasalla

Head of Investor Relations

adasalla@collegiumpharma.com